UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010 (March 26, 2010)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Letter Agreement Regarding Employment Contracts
          On March 31, 2010, Corrections Corporation of America (the “Company”) entered into letter agreements with each of its executive officers who are currently party to employment agreements. The letter agreement provides for certain changes to the “change in control” provisions of the executive officers’ employment agreements. First, the letter agreement eliminates the “modified single trigger” element of the provisions, which formerly allowed the executive officer to receive specified payments upon his resignation for any reason following a change in control. Now, only a termination without cause by the Company or a resignation by the executive officer following a material reduction in the executive officer’s duties, powers, compensation or authority will provide the basis for receiving specified payments following a change in control. In addition, the letter agreement provides that the definition of “change in control” in the employment agreement is amended to conform to the definition contained in the Company’s 2008 Stock Incentive Plan, such that the agreements will now provide that the consummation of a specified transaction by the Company (and not just stockholder approval thereof) will constitute a change in control.
          Notice of Resignation of Executive Officer; Appointment of Executive Officer
          On March 31, 2010, the Company announced it has selected Steve Groom to succeed G.A. Puryear IV as Executive Vice President, General Counsel and Secretary of the Company. Mr. Puryear notified the Company on March 26, 2010 that he will be resigning to accept a position with another company following a brief transition period.
          Since joining the Company in March 2001, Mr. Groom, age 58, has served as a valuable member of the Company’s legal department. Mr. Groom has more than 30 years of business and legal experience. Prior to joining the Company, Mr. Groom was a partner in the law firm of Stites & Harbison in Nashville, Tennessee and served in managing attorney and general counsel roles with SunTrust Bank, Inc. He earned his law degree from the University of Memphis, where he was a member of the Law Review, and a bachelor’s degree from Lipscomb University in Nashville. Mr. Groom has served on the adjunct faculty of Lipscomb University’s MBA program, teaching Corporate Governance and The Legal & Regulatory Environment of Business. He also serves on the Board of Visitors of Lipscomb University’s College of Business and the Board of Advisors of the Institute for Conflict Management.
Item 8.01. Other Events.
          On March 31, 2010, the Company issued a press release announcing the new executive officer appointment. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

99.1	Press Release dated March 31, 2010.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 31, 2010	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated March 31, 2010.